Exhibit 1.1

SELLING AGENCY AGREEMENT

[                ], 2017

Network 1 Financial Securities, Inc.

The Galleria, Building 2

2 Bridge Avenue
Red Bank, NJ 07701

Ladies and Gentlemen:

Introduction. This agreement (this “Agreement”) constitutes the agreement between Imperial Garden & Resort, Inc., a British Virgin Islands corporation (the “Company”), on the one hand, and Network 1 Financial Securities, Inc. (the “Selling Agent”), on the other hand, pursuant to which the Selling Agent shall serve as an agent for the Company in connection with the proposed Offering (the “Offering”) on an ‘‘best efforts/all or none’’ basis of a minimum offering amount of $15,000,000 and thereafter on a ‘‘best efforts’’ basis to the maximum offering amount of up to $50,000,000 of the Company’s ordinary shares, par value US$0.01 per share (respectively, such registered shares sold in the Offering, the “Securities” and the “Ordinary Share”) to various investors (each an “Investor” and collectively, the “Investors”). The Company hereby confirms its agreement with the Selling Agent as follows:

Section 1.	Agreement to Act as Selling Agent.

(a)       On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Selling Agent shall be the exclusive Selling Agent in connection with the Offering, which shall be undertaken pursuant to the Company’s Registration Statement (as defined below), with the terms of such Offering to be subject to market conditions and negotiations between the Company and the Selling Agent. The Selling Agent will act on a best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful sale of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Selling Agent or any of its respective “Affiliates” (as defined below) be obligated to financially underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Selling Agent shall act solely as the Company’s agent and not as principal. The Selling Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part in its distribution. Subject to the Company’s written consent, which such consent shall not be unreasonably withheld, conditioned, or delayed, the Selling Agent may (i) create a syndicate of additional Selling Agent for the Offering comprised of broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and/or (ii) rely on such Selling Agent who are FINRA members to participate in placing a portion of the Offering. The Selling Agent may also retain other brokers or dealers to act as sub-agents or selected dealers on its behalf in connection with the Offering. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one closing (the “Closing” and the date on which the Closing occurs, the “Closing Date”). As compensation for services rendered, on the Closing Date, the Company shall pay to the Selling Agent the fees and expenses set forth below:

(i)       Cash: A cash fee (the “Cash Fee”) equal to 7.0% of the gross proceeds received by the Company from the sale of the Securities at the Closing, which such Cash Fee will be allocated by the Selling Agent among the Selling Agent and/or the members of the selling syndicate and soliciting dealers in its sole discretion.

(ii)       Such number of Ordinary Share Purchase Warrants (the “Selling Agent Warrants”) to the Selling Agent or its permitted designees at the Closing to purchase, in the aggregate, shares of Ordinary Share equal to 6.0% of the aggregate number of Securities sold in the Offering. The Selling Agent Warrants shall be in customary form reasonably acceptable to Selling Agent, have a term of 3 years and an exercise price of 125% of the price of Securities sold in the Offering. The Selling Agent Warrants shall not be transferable or exercisable for six months from the date of the Offering except as permitted by FINRA Rule 5110(g)(1).

(iii)	Expenses:

A.	Subject to compliance with FINRA Rule 5110(f)(2)(B), the Company agrees to pay the Selling Agent a non-accountable expense fee equal to an aggregate of $300,000 (“Expense Fee”), of which $30,000 has heretofore been paid to the Selling Agent (the $30,000 paid to the Selling Agent, the “Advance”). Such Expense Fee will be allocated by the Selling Agent among the Selling Agent and/or the members of the selling syndicate and soliciting dealers in its sole discretion and shall be exclusive of the fees of Selling Agent’s respective counsels, as set forth in Section 1(a)(iii)(B) below. Any amounts advanced pursuant to this Section 1(a)(iii)(A) that are unused shall be returned to the Company.

B.	The Company also agrees to pay the fees and expenses of the Selling Agent’s legal counsel related to the Offering, which fees shall not exceed $100,000 (the “Legal Fees”). Any amounts paid pursuant to this Section 1(a)(iii)(B) shall be non-refundable.

(b)       The term of the Selling Agent’s exclusive engagement will be until the earlier of (i) any time after the minimum offering amount of the ordinary shares is raised, or (ii) 120 days from the date of this prospectus (the “Exclusive Term”). If we can successfully raise the minimum offering amount within the offering period, the proceeds from the Offering will be released to the Company. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Selling Agent or its respective Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(c)       If during the Exclusive Term, or within fifteen (15) months after the date of termination or expiration of this Agreement if no Closing has occurred, securities are sold by the Company to investors directly introduced to the Company by any of the Selling Agent on behalf of the Company, then the Company shall pay to the Selling Agent, at the time of each such sale, the cash fees set forth in this Section 1(a)(i) with respect to any such sale. Upon termination of this Agreement and at the request of the Company, the Selling Agent will provide the Company with a list of investors so identified by the Selling Agent, respectively, on behalf of the Company.

(d)        If within fifteen (15) months after (and conditional upon) the consummation of the Offering, the Company or any of its subsidiaries (i) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, and the Company decides to retain a financial advisor for such transaction, the Selling Agent (or any affiliate designated by the Selling Agent) shall have the exclusive right to act as the Company’s financial advisor(s) for any such transaction (each with a 50% right of participation/economics); or (ii) decides to finance or refinance any indebtedness using a manager or agent, the Selling Agent (or any affiliate designated by the Selling Agent) shall have the exclusive right to act as joint book runners, co-lead managers, co-lead placement agents or co-lead agents with respect to such financing or refinancing (each with a 50% right of participation/economics); or (iii) decides to raise funds by means of a public offering or a private placement of equity or debt securities using an underwriter or placement agent, the Selling Agent (or any affiliate designated by the Selling Agent) shall have the exclusive right to act as joint book runners, co-lead underwriters or co-lead placement agents for such financing (each with a 50% right of participation/economics). The Company shall provide the Selling Agent no less than ten (10) days’ notice of its election to engage in any such transactions, which notice shall contain a brief description of the proposed transaction. If the Selling Agent does not respond within such ten (10) day period, they shall be deemed to have rejected the right to participate in the subject transaction. If either of the Selling Agent or one of its affiliates decide to accept any such engagement, the Company shall enter into a customary engagement agreement related to such transaction with the applicable Selling Agent(s), which agreement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction, and shall stipulate that each of the Selling Agent (should both Selling Agent accept the engagement) shall have a 50% right of participation/economics.

(e)        It is understood and agreed that the Selling Agent will allocate 65% of the Cash Fee for payment with regard to any retail/non-institutional investors introduced by the Selling Agent or any sub-agents engaged by the Selling Agent to participate in the Offering.  Such portion of the Cash Fee will be allocated to the Selling Agent or sub-agent that makes the introduction to such retail/non-institutional investor(s). The remaining 35% of the Cash Fee shall be divided equally between the Selling Agent for any gross proceeds received from a retail/non-institutional investor(s).

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Selling Agent, as of the date hereof, and as of the Closing Date, as follows:

(a)       Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (Registration File No. 333-216694) under the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder. At the time of such filing, the Company met the requirements of Form F-1 under the Securities Act. The Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, a final prospectus included in such registration statement relating to the Offering and the plan of distribution thereof and has advised the Selling Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement as amended at the date of this Agreement is hereinafter called the “Prospectus.” All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. The Registration Statement has been declared effective by the Commission on the date hereof. The Company shall, prior to the Closing, file with the Commission a Form 8-A providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Securities.

(b)       Assurances. Except as set forth in schedule 2(a), the Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, at all other subsequent times until the Closing and at the Closing Date, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Agent expressly for use therein (the “Selling Agent Information”)). The Prospectus, as of its date, complies in all material respects with the Securities Act and the applicable Rules and Regulations. As of its date, the Prospectus did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any Selling Agent Information). All post-effective amendments to the Registration Statement reflecting facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein have been so filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Prospectus or filed as exhibits or schedules to the Registration Statement that have not been described or filed as required. The Company is eligible to use free writing prospectuses in connection with the Offering pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. The Company will not, without the prior consent of the Selling Agent, prepare, use or refer to, any free writing prospectus.

(c)       Offering Materials. The Company has delivered, or will as promptly as practicable deliver, to the Selling Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Selling Agent reasonably request. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Prospectus, the Registration Statement, and any other materials permitted by the Securities Act.

(d)       Subsidiaries. All of the direct and indirect subsidiaries of the Company (the “Subsidiaries”) are described in the Registration Statement to the extent necessary. Except as described in the Registration Statement and the Prospectus, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(e)       Organization and Qualification. To the extent as stated in the Registration Statement and its exhibits, the Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement entered into between the Company and the Investors, (ii) a material adverse effect on the results of operations, assets, business, prospects (as such prospects are described in the Prospectus) or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Offering (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(f)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Offering and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors “) or the Company’s shareholders in connection therewith other than in connection with the Required Approvals (as defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g)       No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to result in a Material Adverse Effect.

(h)       Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, other than: (i) the filing with the Commission of the final Prospectus as required by Rule 424 under the Securities Act, (ii) application(s) to the NASDAQ Global Market (the “Trading Market”) for the listing of the Securities for trading thereon in the time and manner required thereby and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(i)       Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement and the terms of the Offering as described in the Prospectus, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the um number of Securities issuable pursuant to the Offering as described in the Prospectus.

(j)       Capitalization. The capitalization of the Company is as set forth in the Prospectus. The Company has not issued any capital stock since the date of filing of the Prospectus, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Ordinary Share to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time any Ordinary Share, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Share (“Ordinary Share Equivalents”) outstanding as of the date of the filing of the Prospectus. No Person has any right of first refusal, preemptive right, right of participation[1], or any similar right to participate in the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Ordinary Share, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Ordinary Share or Ordinary Share Equivalents. Except as set forth in the Registration Statement and the Prospectus[2], the issuance and sale of the Securities will not obligate the Company to issue shares of Ordinary Share or other securities to any Person (other than the Investors and the Selling Agent) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder or the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(k)       Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, except as specifically disclosed in the Registration Statement and the Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by the Prospectus or disclosed in the Registration Statement or the Prospectus, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or its respective business, prospects (as such prospects are described in the Prospectus), properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 trading day prior to the date that this representation is made.

(l)       Litigation. Except as disclosed in the Registration Statement, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of its respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement and the Offering or the Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. To the Company’s knowledge, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(m)       Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that its relationships with its employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)       Compliance. Except as set forth in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not reasonably be expected to result in a Material Adverse Effect.

(o)       Regulatory Permits. Except as disclosed in the Registration Statement, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective businesses as described in the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(p)       Title to Assets. Except as disclosed in the Registration Statement, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in the Prospectus, Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(q)       Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its respective businesses as described in the Prospectus and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, a notice (written or otherwise) of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)       Insurance. As of December 31, 2016, the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s)       Transactions With Affiliates and Employees. Except as set forth in the Registration Statement and the Prospectus, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(t)       Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the Prospectus: (i) the Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date; (ii) the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (iii) the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(u)       Certain Fees. Except as set forth herein and in the Prospectus or contemplated by this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the Offering. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the Offering.

(v)       Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w)       Registration Rights. Except as set forth in the Registration Statement or the Prospectus, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(x)       Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling its obligations or exercising its rights under this Agreement and the Offering, including without limitation as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(y)       No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering of the Securities to be integrated with prior offerings by the Company.

(z)       Solvency. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Prospectus sets forth as of June 30, 2016 all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as described in the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa) Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary (i) has made or filed all United States federal and state income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(bb) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(cc) Accountants. KCCW Accountancy Corp. (“KCCW”) is the Company’s independent registered public accounting firm. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements of the Company for the years ended December 31, 2015 and 2016.

(dd) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ee) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

(ff) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(gg) Certificates. Any certificate signed by an officer of the Company and delivered to any of the Selling Agent or to counsel for any of the Selling Agent shall be deemed to be a representation and warranty by the Company to the Selling Agent as to the matters set forth therein.

(hh) Reliance. The Company acknowledges that the Selling Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(ii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement or the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(kk) FINRA Affiliations. Except as disclosed in the Prospectus, there are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater shareholder of the Company.

Section 3.	Delivery and Payment.

(a)       Closing. The Closing shall occur at the offices of Selling Agent (or at such other place as shall be agreed upon by the Selling Agent and the Company) and may also be conducted electronically via the remote exchange of Closing documentation. Subject to the terms and conditions hereof, and except as may otherwise be agreed or arranged between the parties, at the Closing payment of the purchase price for the Securities sold on the Closing Date shall be made by Federal Funds wire transfer from the Escrow Account (as defined below), against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as provided by the Escrow Agent least one business day prior to the Closing. All actions taken at the Closing shall be deemed to have occurred simultaneously.

(b)       Payment for the Securities. The Securities are being sold to the Investors at an aggregate initial public offering price per Security as set forth in the Prospectus. The purchase of Securities by each of the Investors shall be evidenced by the execution of a subscription agreement by each such Investor and the Company. In the event that the any of the Selling Agent receive any payment from an Investor in connection with the purchase of any Securities by such Investor, such payment shall be promptly transmitted to and deposited into the escrow account (the “Escrow Account”) established by the Company in connection with this offering with Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”). Among other things, the Selling Agent shall forward any checks so received by the Selling Agent to the Escrow Agent by noon of the next business day. The Selling Agent and the Company shall instruct Investors to make wire transfer payments to “Continental Stock Transfer & Trust Company as Agent for Imperial Garden & Resort, Inc.”, with the name and address of the Investor making payment. Payment by the Investors out of the Escrow Account for the Securities to be sold by the Company shall be made at the Closing Date to the Company in compliance with Rule 15c2-4 of the Commission.

(c)       Delivery of Securities. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Selling Agent shall otherwise instruct.

Section 4.      Covenants and Agreements of the Company. The Company further covenants and agrees with the Selling Agent as follows:

(a)       Registration Statement Matters. The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Selling Agent of such timely filing. The Company will advise the Selling Agent promptly after they receive notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement or amendment to the Prospectus has been filed and will furnish the Selling Agent with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Selling Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b)       Blue Sky Compliance. The Company will cooperate with the Selling Agent in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Selling Agent may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Prospectus. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Selling Agent may reasonably request for distribution of the Securities. The Company will advise the Selling Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c)       Amendments and Supplements to the Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of any of the Selling Agent or counsel for any of the Selling Agent, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Selling Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement or the Prospectus that is necessary in order to make the statements in the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Prospectus in connection with the Offering, the Company will furnish the Selling Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Selling Agent reasonably object.

(d)       Copies of any Amendments and Supplements to the Prospectus. The Company will furnish the Selling Agent, without charge, during the period beginning on the date hereof and ending on the Closing Date of the Offering, as many copies of the Prospectus and any amendments and supplements thereto as the Selling Agent may reasonably request.

(e)       Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior consent of the Selling Agent, make any offer relating to the Securities that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Selling Agent expressly consent in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)       Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Ordinary Share for so long as the Ordinary Share is publicly-traded.

(g)       Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Selling Agent an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(h)       Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i)       Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Selling Agent deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Company and the Selling Agent. The Company agrees that the Selling Agent may rely upon, and each is a third party beneficiary of, the representations and warranties set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(j)       No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(k)       Acknowledgment. The Company acknowledges that any advice given by any of the Selling Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without such Selling Agent’s prior written consent.

Section 5.     Conditions of the Obligations of the Selling Agent. The obligations of the Selling Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a)       Accountants’ Comfort Letter. On the date of Closing, the Selling Agent shall have received, and the Company shall have caused to be delivered to the Selling Agent, a letter from KCCW, addressed to the Selling Agent, dated as of the date hereof, in form and substance satisfactory to the Selling Agent. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Prospectus, which, in the Selling Agent’s sole judgment, is material and adverse and that makes it, in the Selling Agent’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by the Prospectus.

(b)       Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. The Registration Statement shall have become effective and all necessary regulatory and listing approvals shall have been received not later than 5:30 P.M., New York City time, on or prior to the date of Closing, or at such later time and date as shall have been consented to in writing by the Selling Agent. The Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission in a timely fashion in accordance with the terms thereof. At or prior to the Closing Date and the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(c)       Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Selling Agent’s respective counsels, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsels to pass upon the matters referred to in this Section 5.

(d)       No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Selling Agent’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect.

(e)       Opinion of Counsel for the Company. The Selling Agent shall have received on the Closing Date the favorable opinions of Sichenzia Ross Ference Kesner LLP, U.S. securities counsel to the Company, dated as of such Closing Date, including, without limitation, a customary negative assurance letter, addressed to the Selling Agent in reasonable and customary form satisfactory to the Selling Agent.

(f)       Officers’ Certificate. The Selling Agent shall have received on the Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Selling Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement and the Prospectus, and this Agreement and to the further effect that:

(i)       The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)        No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii)       When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, when it became effective, contained all material information required to be included therein by the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with the Selling Agent Information) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Registration Statement which has not been so set forth; and

(iv)       Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants or conversion of outstanding indebtedness into shares of Ordinary Share) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into shares of Ordinary Share); (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(g)       Bring-down Comfort Letter. On the Closing Date, the Selling Agent shall have received from KCCW, or such other independent registered public accounting firm engaged by the Company at such time, a letter dated as of such Closing Date, in form and substance satisfactory to the Selling Agent, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date.

(h)       Stock Exchange Listing. The Ordinary Shares shall be registered under the Exchange Act and shall be approved to be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Ordinary Share under the Exchange Act or delisting or suspending from trading the Ordinary Share from the principal Trading Market, nor shall the Company have received any information suggesting that the Commission or the principal Trading Market is contemplating terminating such registration or listing.

(i)       Additional Documents. On or before the Closing Date, the Selling Agent and counsel for the Selling Agent shall have received such customary information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Selling Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

(j)       Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company (other than as described in the Registration Statement or the Prospectus) or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders' equity, properties or prospects of the Company, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole reasonable judgment of the Selling Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Securities or Offering as contemplated hereby.

(k)       Subsequent to the execution and delivery of this Agreement and up to the Closing Date, there shall not have occurred any of the following: (i) trading in securities generally on the Nasdaq Stock Market shall have been suspended, or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of the Selling Agent, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

(l)        The Selling Agent shall have received a lock-up agreement from each Lock-Up Party set forth on Schedule B, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Schedule C.

(j)       FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the placement terms and arrangements. In addition, the Company shall, if requested by the Selling Agent, make or authorize the Selling Agent' Counsel to make on the Company's behalf an Issuer Filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(k)        No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(l)       The Company and the Selling Agent shall have entered into an escrow agreement with the Escrow Agent pursuant to which the Investors shall deposit its subscription funds in an Escrow Account and the Company and the Selling Agent shall jointly authorize the disbursement of the funds from the Escrow Account. All Investor checks delivered to the Escrow Agent shall be made payable to “Continental Stock Transfer & Trust Company” as Agent for Imperial Garden & Resort, Inc. The Company shall pay the reasonable fees of the Escrow Agent.

(o)        The Company will enter into a customary subscription agreement with Investors and will deliver any additional customary certificates or documents as the Selling Agent deems necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Selling Agent. The Company agrees that the Selling Agent may rely upon, and is a third party beneficiary of, the representations and warranties and applicable covenants set forth in the purchase agreement with Investors.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Selling Agent or to Selling Agent' Counsel pursuant to this Section 5 shall not be reasonably satisfactory in form and substance to the Selling Agent and to Selling Agent' counsel, all obligations of the Selling Agent hereunder may be cancelled by the Selling Agent at, or at any time prior to, the consummation of the Offering. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

Section 6.      Payment of Company Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Ordinary Share; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Selling Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if reasonably requested by any of the Selling Agent, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising any of the Selling Agent of such qualifications, registrations and exemptions; (vii) if applicable, the filing fees incident to the review and approval by the FINRA of any of the Selling Agent’s participation in the offering and distribution of the Securities; (viii) the fees and expenses associated with including the Securities on the Trading Market; (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” if any; and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement.

Section 7.      Indemnification and Contribution. The Company agrees to indemnify the Selling Agent in accordance with the provisions of Schedule A hereto, which is incorporated by reference herein and made a part hereof.

Section 8.      Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Selling Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Selling Agent, the Company, or any of its or its partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to a Selling Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9.      Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, delivered by reputable overnight courier (i.e., Federal Express) or delivered by facsimile or e-mail transmission to the parties hereto as follows:

If to the Selling Agent, to the addresses set forth above, attn: Jian (Steven) Sun, Executive Director of the Selling Agent, Facsimile: (732) 758-6671 ; jsun@netw1.com.

With a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li, LLC
1450 Broadway, Floor 26
New York, New York 10018
Facsimile: (212) 202-6380
Email: jwu@htflawyers.com
Attention: Joan Wu, Esq.

If to the Company:

Imperial Garden & Resort, Inc.
106 Zhouzi Street, 4th Floor, 4E

Rouhu District, Taipei, Taiwan (Republic of China) 11493

Telephone: 886-2-2658-2927
Email: yaotehco@ms19.hinet.net
Attention: Fun-Ming Lo, CEO

With a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

Facsimile: (212) 930-9725

Email: jkaplowitz@srfkllp.com

Attention: Jay Kaplowitz, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10.   Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to its respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 11.   Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 12.   Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. The Selling Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may now or hereafter have to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Selling Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Selling Agent mailed by certified mail to the Selling Agent’s respective address shall be deemed in every respect effective service process upon such Selling Agent, in any such suit, action or proceeding.

Section 13.	General Provisions.

(a)       This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b)       The Company acknowledges that in connection with the Offering of the Securities: (i) the Selling Agent have acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Selling Agent owe the Company only those duties and obligations set forth in this Agreement and (iii) the Selling Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against any of the Selling Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

[The remainder of this page has been intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

IMPERIAL GARDEN & RESORT, INC.

By:
Name:
Title:

The foregoing Selling Agency Agreement is hereby confirmed and agreed to of the date first above written.

NETWORK 1 FINANCIAL SECURITIES, INC.

By:
Name:
Title:

SCHEDULE A – INDEMNIFICATION

The Company hereby agrees to indemnify and hold Selling Agent, its respective officers, directors, principals, employees, affiliates, and shareholders, and its respective successors and assigns, harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings and costs (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively, “Losses”) arising out of, based upon, or in any way related or attributed to, any material breach of a representation, warranty or covenant by the Company contained in this Agreement in connection with the Offering. The Company will not, however, be responsible for any Losses that have resulted from the Selling Agent Information or the gross negligence or willful misconduct of any individual or entity seeking indemnification or contribution hereunder.

If Selling Agent receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to this Schedule A, Selling Agent shall, within thirty (30) days of the receipt of such written notice, give the Company written notice thereof (a “Claim Notice”). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by Selling Agent of its respective right to indemnity hereunder with respect to such action, suit or proceeding. Upon receipt by the Company of a Claim Notice from Selling Agent and/or with respect to any claim for indemnification which is based upon a claim made by a third party (“Third Party Claim”), the Company may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. Selling Agent shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. Selling Agent shall have the right to employ its own counsel in any such action, which shall be at the Company’s expense if (i) the Company and Selling Agent shall have mutually agreed in writing to the retention of such counsel, (ii) the Company shall have failed in a timely manner to assume the defense and employ counsel or experts reasonably satisfactory to Selling Agent in such litigation or proceeding or (iii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Company and Selling Agent and representation of the Company and Selling Agent by the same counsel or experts would, in the reasonable opinion of Selling Agent be inappropriate due to actual or potential differing interests between the Company and Selling Agent. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of Selling Agent which consent shall not be delayed and which shall not be required if Selling Agent is granted a general release in connection therewith. The indemnification provisions hereunder shall survive the termination or expiration of this Agreement.

The Company further agrees, upon demand by Selling Agent to promptly reimburse Selling Agent for, or pay, any reasonable fees, expenses or disbursements as to which Selling Agent has been indemnified herein with such reimbursement to be made currently as such fees, expenses or disbursements are incurred by Selling Agent. Notwithstanding the provisions of the aforementioned indemnification, any such reimbursement or payment by the Company of fees, expenses, or disbursements incurred by Selling Agent shall be repaid by Selling Agent in the event of any proceeding in which a final judgment (after all appeals or the expiration of time to appeal) is entered in a court of competent jurisdiction against Selling Agent based solely upon its respective gross negligence or intentional misconduct in the performance of its respective duties hereunder, and provided further, that the Company shall not be required to make reimbursement or payment for any settlement effected without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed).

If for any reason the foregoing indemnification is unavailable or is insufficient to hold any of the Selling Agent harmless, the Company agrees to contribute the amount paid or payable by any Selling Agent in such proportion as to reflect not only the relative benefits received by the Company, on the one hand, and the applicable Selling Agent, on the other hand, but also the relative fault of the Company and any of the Selling Agent as well as any relevant equitable considerations. In no event shall any Selling Agent contribute in excess of the fees actually received by it pursuant to the terms of this Agreement.

For purposes of this Agreement, each officer, director, shareholder, and employee or affiliate of any Selling Agent and each person, if any, who controls a Selling Agent (or any affiliate) within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights as a Selling Agent with respect to matters of indemnification by the Company hereunder.

Schedule B

Lock-up Party

Schedule C

Form of Lock-up Agreement

[•], 2017

Network 1 Financial Securities, Inc.

As Selling Agent to the Selling Agency Agreement

2 Bridge Avenue
Suite 241
Red Bank, NJ 07701

Ladies and Gentlemen:

The undersigned understands that Network 1 Financial Securities, Inc. (the “Representative”) proposes to enter into an Selling Agency Agreement (the “Selling Agency Agreement ”) with [          ]., a British Virgin Islands corporation (the “Company”), providing for the public offering (the “Public Offering”) of shares of common stock, par value $[          ] per share, of the Company (the “Shares”).

To induce the Representative to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period commencing on the effective date of the registration statement (the “Registration Statement”) relating to the Public Offering and ending one hundred and eighty (180) days after such date (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our securities or any securities convertible into or exercisable or exchangeable for the Shares owned or acquired on or prior to the closing date of the Public Offering (including any Shares acquired after the closing date of the Public Offering upon the conversion, exercise or exchange of such securities other than issuances of options to purchase Shares, pursuant to any stock option, stock bonus, or other stock plan or arrangement described in the prospectus forming part of the Registration Statement) (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a  bona fide  gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Public Offering; (ii) the Representative agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Selling Agency Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

No provision in this lock-up agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period) or a sale or exchange of 100% of the Company’s outstanding Shares.

The undersigned understands that the Company and the Representative are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Selling Agency Agreement is not executed by March 31, 2018, or if the Selling Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Selling Agency Agreement, the terms of which are subject to negotiation between the Company and the Representative.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

23